WF&G Draft
                                                                         11-4-05

                              SETTLEMENT AGREEMENT

            This SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of November __, 2005, by and between Ligand Pharmaceuticals Incorporated ("Ligand") and Third Point Offshore Fund, Ltd. ("Offshore Fund"), an affiliate of Third Point LLC ("Third Point").

                                    RECITALS

            WHEREAS, Offshore Fund is a stockholder of Ligand and has sought, among other things, to (i) cause Ligand to hold an annual meeting of stockholders, (ii) gain representation on Ligand's board of directors (the "Board"), and (iii) cause Ligand to take measures to explore strategic alternatives;

            WHEREAS, Ligand and Third Point had discussions with respect to the scheduling of the annual meeting and Third Point's representation on the Board but were unable to resolve their differences;

            WHEREAS, on October 11, 2005, Offshore Fund filed a complaint against Ligand in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court"), which action is titled Third Point Offshore Fund, Ltd. v. Ligand Pharmaceuticals Incorporated seeking, inter alia, an order that the Company schedule its annual meeting of stockholders (the "Action");

            WHEREAS, the Court has scheduled a hearing in the Action for November 14, 2005;

            WHEREAS, the parties hereto desire to resolve fully, and settle, the Action and have agreed to do so on the terms and conditions hereinafter set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                               FURTHER AGREEMENTS

            Section 1.1. Board Matters.

            (a) Ligand shall as promptly as practicable, and in any event within three business days after the date hereof, take all action necessary (including the calling of a special meeting of the Board to approve such actions) to:

                  (i) expand the size of the Board so as to create three new directorships on the Board in accordance with Article III of its amended and restated bylaws,

                  (ii) appoint Daniel S. Loeb, Jeffrey R. Perry and Brigette Roberts, MD (collectively, the "Third Point Nominees") to fill such newly-created directorships, and

                  (iii) create a special committee of the Board (the "Special Committee"), consisting of Mr. Loeb, Dr. Roberts and one current member of the Board, to explore and act with respect to Ligand's strategic alternatives.

            (b) The Special Committee shall be empowered to retain its own investment bankers, attorneys and other advisers on such terms as the Special Committee shall approve, to consider and take action with respect to any strategic alternatives (subject only to the requirements of Section 141(c) of the Delaware General Corporation Law), to negotiate with any third parties and their representatives on behalf of Ligand with respect to any proposed strategic alternatives, to obtain such information regarding Ligand and assistance from the officers, employees and agents of Ligand and to take such other actions to carry out its responsibilities as the Special Committee shall deem appropriate. Ligand shall pay all expenses incurred by the Special Committee, including the fees and expenses of its investment bankers, attorneys and other advisers.

            (c) Ligand shall as promptly as practicable after the date hereof take all actions necessary to call a meeting of its stockholders (the "Stockholder Meeting") to elect eight directors to the Board and to cause the record date for such Stockholder Meeting to be December 5, 2005 and the date of the Stockholder Meeting to be January 15, 2006. At the Stockholder Meeting, Offshore Fund and its affiliates shall nominate eight persons for election to the Board, and such slate shall include the Third Point Nominees and five other current members of the Board designated by Ligand (the "Slate"). Ligand shall take all action necessary to reduce the size of the Board to eight effective upon the election of the Slate. Ligand shall cooperate on a timely basis with the Offshore Fund and its affiliates in the solicitation of proxies to elect the Slate (but shall not solicit proxies if prohibited from doing so by applicable law or the rules of the Securities and Exchange Commission (the "SEC")), including providing Offshore Fund with all necessary information on its designees and any other matters necessary to from time to time supplement or amend the proxy materials filed by Offshore Fund and its affiliates with the SEC (the "Third Point Proxy Materials"). To the extent Ligand prepares and distributes proxy materials (the "Ligand Proxy Materials") with respect to the matters to be voted on at the Stockholder Meeting or otherwise makes a solicitation or recommendation with respect to the matters to be voted on at the Stockholders Meeting, such Ligand Proxy Materials, solicitation or recommendation shall support the election of the Slate to the Board. In addition, to the extent Ligand desires to add any other proposals to the Ligand Proxy Materials, it shall first discuss such proposals with Offshore Fund and its affiliates and shall not include such proposals unless Offshore Fund consents to their inclusion in the Ligand Proxy Materials, which consent shall not be unreasonably withheld or delayed.

            (d) Should any of the Third Point Nominees decide not to seek a position on the Board, or after being elected to the Board decide to resign therefrom, Offshore Fund shall be entitled to designate the replacement for such Third Point Nominee or to fill the resulting vacancy on the Board, as applicable, and Ligand shall take all necessary action to implement the foregoing as promptly as practicable.


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

            Section 1.2. Rights Agreement. Ligand shall as promptly as practicable, and in any event within five business days after the date hereof, take all action necessary to amend the definition of "Acquiring Person" in
Section 1 of the Amended and Restated Preferred Shares Rights Agreement, dated as of September 13, 1996, as amended through March 22, 2004, by and between Ligand and Mellon Investor Services LLC to change the references therein from "10%" to "20%".

            Section 1.3. Expenses. Ligand shall pay for all costs and expenses incurred by Offshore Fund and its affiliates in connection with the Action, the preparation and filing of the Third Point Proxy Materials and the solicitation of proxies, whether incurred before or after the date hereof, including without limitation legal and accounting fees and the fees of any proxy solicitor retained by Offshore Fund and its affiliates. To the extent Offshore Fund or its affiliates have already paid any such expenses, Ligand shall promptly reimburse them for such payments.

            Section 1.4. Dismissal of Litigation. Within 3 business days of the Company completing all of the steps outlined in paragraph 1.1(a) through (c), and paragraph 1.2, the parties will execute a stipulation of dismissal of the Action without prejudice in the form annexed hereto as Exhibit A.

                                   ARTICLE II.
                            MISCELLANEOUS PROVISIONS

            Section 2.1. Representations and Warranties.

            (a) Each of the parties hereto represents and warrants to the other party that:

                  (i) such party has all requisite company authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby,

                  (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required company action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby,

                  (iii) the Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with their respective terms, and

                  (iv) this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

            (b) The parties hereto acknowledge, warrant and represent that they have carefully read this Agreement, understand it, have consulted with and received the advice of counsel regarding this Agreement, agree with its terms, are duly authorized to execute it and freely, voluntarily and knowingly execute it.


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

            (c) By entering into this Agreement, none of the parties hereto admits any of the allegations, if any, made by any other party, or any liability of wrongdoing of any kind to each other, all of which each party expressly denies. The parties enter into this Agreement resolving the controversies raised without conceding liability of any kind, solely to avoid the expense, uncertainty, inconvenience and distraction of litigation. This Agreement shall not constitute, nor be introduced, treated, deemed or otherwise interpreted or construed as (i) an admission, waiver, evidence or concession by any party of any liability to any other party or (ii) evidence in any judicial or arbitration proceeding except to enforce or defend the terms hereof.

            Section 2.2. General.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.

            (b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemplated arrangements and understandings with respect thereto.

            (c) This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

            (d) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein, without giving effect to the principles of conflicts of law thereof.

            (e) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

            (f) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

            (g) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.


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

            (h) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the County of New Castle, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.

                  [Remainder of page intentionally left blank.]


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

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

                                           LIGAND PHARMACEUTICALS INCORPORATED

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THIRD POINT OFFSHORE FUND, LTD.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


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

                                                                Exhibit A to
                                                            Settlement Agreement

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

THIRD POINT OFFSHORE FUND, LTD.,    )
                                    )
               Plaintiff,           )
                                    )
           v.                       )            C.A. No. 1707-NC
                                    )
LIGAND PHARMACEUTICALS              )
INCORPORATED,                       )
                                    )
                Defendant.          )

                       STIPULATION AND ORDER OF DISMISSAL

            WHEREAS, plaintiff Third Point Offshore Fund, Ltd filed this action on October 11, 2005 seeking an Order pursuant to 8 Del. C. ss. 211(c) scheduling an annual meeting of the stockholders of defendant Ligand Pharmaceuticals, Incorporated ("Ligand") for the election of directors (the "Annual Meeting"); and

            WHEREAS, the parties have agreed to resolve these actions on the terms set forth below:

            IT IS HEREBY STIPULATED AND AGREED this ___ day of November, 2005, by and among the parties, subject to the approval of the Court, as follows:

            1. The Annual Meeting shall be held on January 17, 2006 without adjournment or postponement (the "Annual Meeting"), except with prior Court approval. The shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the Certificate of Incorporation or Bylaws of Ligand to the contrary.


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

            2. The record date for determining those stockholders of Ligand entitled to vote at the Annual Meeting shall be December 5, 2005 (the "Record Date").

            3. In the event that Ligand seeks to postpone the Annual Meeting to a date later than January 17, 2006 as ordered herein, Ligand agrees that it shall not assert as a basis for such request its inability to solicit proxies because of its failure to publicly file audited financial statements, and Ligand hereby waives the affirmative defenses set forth in Ligand's Answer to the Complaint in this Action dated October 19, 2005.

            4. This action is hereby dismissed without prejudice, but this Court shall retain jurisdiction pending the holding and completion of the Annual Meeting and to ensure compliance with the provisions of this Stipulation and Order, and to hear and determine any other matters relating to the Annual Meeting.

                                           MORRIS, NICHOLS, ARSHT & TUNNELL


                                           -------------------------------------
                                           William M. Lafferty (#2755)
                                           Jerry C. Harris, Jr. (#4262)
                                           1201 N. Market Street
                                           Wilmington, Delaware 19801
                                           (302) 658-9200
                                             Attorneys for Plaintiff Third Point
                                             Offshore Fund, Ltd.


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

OF COUNSEL:

WILLKIE FARR & GALLAGHER LLP
Tariq Mundiya
The Equitable Center
787 Seventh Avenue
New York, New York 10019-6099
(212) 728-8000

                                           RICHARDS, LAYTON & FINGER, P.A.


                                           -------------------------------------
                                           Raymond J. DiCamillo (#3188)
                                           One Rodney Square
                                           Wilmington, Delaware 19801
                                           (302) 651-7700
                                             Attorneys for Defendant
                                             Ligand Corporation

SO ORDERED this __ day
of November __, 2005.


---------------------------------
         Vice Chancellor


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